UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2010

TRANSATLANTIC PETROLEUM LTD.

(Exact name of registrant as specified in its charter)

Bermuda	001-34574	None
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5910 N. Central Expressway, Suite 1755 Dallas, Texas	75206
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 220-4323

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 8, 2010, TransAtlantic Worldwide, Ltd. (“TransAtlantic Worldwide”), a wholly-owned subsidiary of TransAtlantic Petroleum Ltd. (the “Company”), entered into an option agreement (the “Option Agreement”) with Mustafa Mehmet Corporation (“MMC”), regarding the potential purchase of all of the shares of Thrace Basin Natural Gas Turkiye Corporation (“TBNG”) and Pinnacle Turkey, Inc. (“PTI”).

Pursuant to the Option Agreement, TransAtlantic Worldwide paid MMC an option fee of $10.0 million on November 8, 2010, and has until February 11, 2011, to exercise the option to acquire all of the shares of TBNG and PTI. If TransAtlantic Worldwide exercises the option, TransAtlantic Worldwide would be required to close the transactions contemplated by the Option Agreement within ninety days of the option exercise date, which could be extended a further sixty days to obtain any required Turkish governmental consents.

If TransAtlantic Worldwide exercises the option, TransAtlantic Worldwide would acquire all of the shares of TBNG and PTI in consideration for (i) $100.0 million in cash, (ii) the issuance of 18.5 million of the Company’s common shares pursuant to a private placement, and (iii) the transfer of certain overriding royalty interests (ranging from 1% to 2.5% of the working interests owned by TBNG and PTI on specified exploration licenses) to an affiliate of MMC. At closing, the $10.0 million option fee would be credited towards the cash purchase price. According to the terms of the Option Agreement, TransAtlantic Worldwide would have the ability to transfer its rights to acquire all of the shares of TBNG and/or PTI to an affiliate or a newly formed entity that is formed for the purpose of acquiring the shares.

The Option Agreement contains customary representations, warranties, covenants and terminations rights of the parties. If TransAtlantic Worldwide chooses not to exercise the option, MMC would return $5.0 million of the option fee and the Option Agreement would terminate in accordance with its terms.

Item 3.02	Unregistered Sales of Equity Securities.

On November 8, 2010, TransAtlantic Worldwide entered into the Option Agreement providing for the issuance of 18.5 million of the Company’s common shares upon the terms and conditions of the Option Agreement. If TransAtlantic Worldwide exercises the option, the issuance of the Company’s common shares will be made in reliance on the private placement exemption from the registration requirements of the Securities Act of 1933, as amended, provided by Section 4(2) thereof and Rule 506 of Regulation D promulgated thereunder.

The information set forth in Item 1.01 is hereby incorporated by reference into this Item 3.02.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 12, 2010

TRANSATLANTIC PETROLEUM LTD.

By:	/s/ Jeffrey S. Mecom
Jeffrey S. Mecom
Vice President and Corporate Secretary